QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.50

EXCLUSIVE LICENSE AGREEMENT

        THIS AGREEMENT entered into this 29 day of June, 2001 by and between Microvena Corporation, a Minnesota corporation having a principal place of business at 1861 Buerkle Road, White Bear Lake, Minnesota 55110-5246 ("Licensee"), and AGA Medical Corporation, a Minnesota corporation having a principal place of business at 682 Mendelssohn Ave., Golden Valley, MN 55427 ("Licensor").

        WHEREAS, Microvena Corporation has granted to AGA Medical Corporation an exclusive, non-revocable, fully paid-up exclusive license with a right to sublicense and to bring suit in its own name under U.S. Patent application serial number 08/272,425, filed July 8, 1994, under any and all Letters Patent which may be granted therefore, and under any and all parents, continuations, divisions, continuations-in-part, reissues, and/or other extensions thereof; and

        WHEREAS, Microvena Corporation desires to make, use, and sell the endovascular filtration device described in U.S. Patent application serial number 08/272,425;

        NOW, THEREFORE, in consideration of the payment by each party to the other of the sum of one dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the covenants and obligations hereinafter set forth to be performed, the parties hereby agree as follows:

I. GRANT OF LICENSE

        AGA Medical Corporation agrees to grant, and does hereby grant, to Microvena Corporation a sole and exclusive, non-revocable license to manufacture, use and sell devices in accordance with claims of any patent issuing on U.S. Patent Application serial number 08/272,425, filed July 8, 1994, that do not read on subject matter common to U.S. patent application serial number 08/272,335 and U.S. patent application serial number 08/272,425, any and all parents, continuations, divisions, continuations-in-part, reissues, and/or other extensions thereof, and all corresponding foreign applications claiming priority thereto, either directly or indirectly, and all Letters patent issuing therefore. Microvena Corporation shall have the sole and exclusive right to prosecute such applications and to enforce all Letters Patent which may be granted on such applications.

II. LICENSE IS FULLY PAID-UP

        The license hereby granted is fully paid-up, and no royalty payments are due either now or at any time in the future.

III. TERM

        Unless otherwise terminated in accordance with the provisions of this Agreement, this Agreement shall continue in full force and effect for the term of U.S. Patent application serial number 08/272,425, filed July 8, 1994, the term of any and all Letters Patent (U.S. and foreign) which may be granted therefore, and the term of any and all parents, continuations, divisions, continuations-in-part, reissues, and/or other extensions thereof.

IV. MISCELLANEOUS

        This Agreement and the license granted by it shall inure to the benefit of each of the parties hereto, their heirs, and their successors.

        IN WITNESS WHEREOF the parties have caused this instrument to be executed by their duly authorized representatives as of the day and year first above written.

AGA MEDICAL CORPORATION LICENSOR
Dated:	JUNE 29, 2001	By:	/s/ Franck Gougeon Franck Gougeon

MICROVENA CORPORATION, LICENSEE
Dated:	July 3, 2001	By:	/s/ John Booth John Booth

QuickLinks

  Exhibit 10.50
EXCLUSIVE LICENSE AGREEMENT